     As filed with the Securities and Exchange Commission on April 15, 1998
                                               Registration No. 333-____________

================================================================================


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                               -----------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                               -----------------

                        SUPERCONDUCTOR TECHNOLOGIES INC.
             (Exact name of registrant as specified in its charter)

        DELAWARE                                         77-0158076
(State of Incorporation)                    (I.R.S. Employer Identification No.)

                             460 Ward Drive, Suite F
                      Santa Barbara, California 93111-2310
          (Address, including zip code, of principal executive offices)

                               -----------------

                   AMENDED AND RESTATED 1988 STOCK OPTION PLAN
                            1992 DIRECTOR OPTION PLAN
                           (Full Titles of the Plans)

                               -----------------

                                 M. Peter Thomas
                      President and Chief Executive Officer
                             460 Ward Drive, Suite F
                      Santa Barbara, California 93111-2310
                     (Name and address of agent for service)

                                 (805) 683-7646
          (Telephone number, including area code, of agent for service)

                               -----------------

                                   Copies to:
                               JOHN V. ROOS, ESQ.
                       WILSON, SONSINI, GOODRICH & ROSATI
                            Professional Corporation
                               650 Page Mill Road
                           Palo Alto, California 94304


================================================================================

                                        CALCULATION OF REGISTRATION FEE


============================================================================================================
    Title of                           Amount            Proposed            Proposed          Amount of
Securities to                             to be    Maximum Offering     Maximum Aggregate     Registration
be Registered                       Registered(1)  Price Per Share(2)   Offering Price(2)          Fee
------------------------------------------------------------------------------------------------------------
Common Stock,
no par value                         584,000        $3.844               $2,245,090.10         $662.30
============================================================================================================

(1) Includes 500,000 shares to be registered under the Amended and Restated 1988 Stock Option Plan (the "Stock Plan") and 84,000 shares to be registered under the 1992 Director Option Plan (the "Director Option Plan").

(2) The Proposed Maximum Offering Price Per Share was estimated in part pursuant to Rule 457(h) under the Securities Act, and, in part, pursuant to Rule 457(c) under the Securities Act taking into consideration the following:

        o With respect to 475,570 shares which are subject to outstanding options to purchase Common Stock under the Stock Plan the Proposed Maximum Offering Price Per Share was estimated pursuant to Rule 457(h) under which Rule the per share price of options to purchase stock under an employee stock option plan may be estimated by reference to the exercise price of such options. The weighted average exercise price of the 475,570 shares subject to outstanding options under the Stock Plan is $3.46.

        o With respect to 24,430 shares of Common Stock available for future grant under the Stock Plan and the 84,000 shares of Common Stock available for future grant under the Director Option Plan, the estimated Proposed Maximum Offering Price Per Share was estimated pursuant to Rule 457(c) whereby the per share price was determined by reference to the average between the high and low price reported in the NASDAQ National Market System on April7, 1998, which average was $5.53.

        The number referenced above represents a weighted average of the foregoing estimates calculated in accordance with Rule 457(h) and 457(c).

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

        There are hereby incorporated by reference in this Registration Statement the following documents and information heretofore filed with the Securities and Exchange Commission:

        (a) The Registrant's latest annual report on Form 10-K for the fiscal year ended December 31, 1997, pursuant to Section 13 of the Securities Exchange Act of 1934 (the "Exchange Act").

        (b) The Registrant's Statement on Form S-8 (No. 33-92866) filed with the Securities and Exchange Commission on May 29, 1995.

        (c) The Registrant's Statement on Form S-8 (No. 33-82798) filed with the Securities and Exchange Commission on August 15, 1994.

        (d) The Registrant's Statement on Form S-8 (No. 33-68490) filed with the Securities and Exchange Commission on September 7, 1993.

        (d) The description of the Registrant's Common Stock to be offered hereby is contained in the Registrant's Registration Statement on Form 8-A filed with the Securities and Exchange Commission on January 4, 1993 pursuant to
Section 12(g) of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

        All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be part hereof from the date of filing such documents.

ITEM 4.  DESCRIPTION OF SECURITIES.

        Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

        Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

        The Registrant's Amended and Restated Certificate of Incorporation limits the liability of directors to the maximum extent permitted by Delaware law. Delaware law provides that directors of a company will not be personally liable for monetary damages for breach of their fiduciary duties as directors except for liability (i) for any breach of their duty of loyalty to the company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which any director derived an improper personal benefit.

        The Registrant's Bylaws provide that the Registrant will indemnify its directors and officers and may indemnify its employees and agents to the fullest extent permitted by Delaware law. The Registrant has entered into agreements to indemnify its directors and officers, in addition to the indemnification provided for in the Registrant's Bylaws.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

        Not applicable.

ITEM 8.  EXHIBITS.

               Exhibit
               Number
               -------
                  4.1*      Bylaws, as amended May 31, 1996
                  4.2       Amended and Restated 1988 Stock Option Plan
                  4.3       Form of 1988 Stock Option Agreement
                  4.4       1992 Director Option Plan
                  4.5       Form of Director Option Agreement
                  5.1       Opinion of Wilson, Sonsini, Goodrich & Rosati, P.C.,
                            as to legality of securities being registered
                 23.1       Consent of Price Waterhouse, Independent Auditors.
                 23.2       Consent of Counsel (contained in Exhibit 5.1)
                 24.1       Power of Attorney (see Page II-4)

ITEM 9.  UNDERTAKINGS.

        (a)  The undersigned Registrant hereby undertakes:

--------------
* Incorporated by reference to exhibits filed with the Company's Registration Statement on Form S-1 (File No. 333-10569).

               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

               (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santa Barbara, State of California, on April 15, 1998.



                                    SUPERCONDUCTOR  TECHNOLOGIES  INC.


                                    By:    /s/ M. PETER THOMAS
                                        ----------------------------------------
                                           M. Peter Thomas, President and Chief
                                           Executive Officer


                                POWER OF ATTORNEY


        KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints M. Peter Thomas and James G. Evans, Jr., and each of them, their true and lawful attorneys and agents, with full power of substitution, each with power to act alone, to sign and execute on behalf of the undersigned any amendment or amendments to this Registration Statement on Form S-8 and to perform any acts necessary in order to file such amendments, and each of the undersigned does hereby ratify and confirm all that said attorneys and agents, or their or his or her substitutes, shall do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

       SIGNATURE                                    TITLE                             DATE
       ---------                                    -----                             ----


/s/ M. Peter Thomas                    President, Chief Executive               April 14, 1998
----------------------------------     Officer (Principal
(M. Peter Thomas)                      Executive Officer) and Director


/s/ James G. Evans, Jr.                Vice President, Chief Financial          April 14, 1998
-----------------------------------    Officer  and Secretary (Principal
(James G. Evans, Jr.)                  Financial and Accounting Officer)


                                       Director
-----------------------------------
(Glenn E. Penisten)


/s/ E. Ray Cotten                      Director                                 April 14, 1998
-----------------------------------
(E. Ray Cotten)


/s/ Robert P. Caren                    Director                                 April 14, 1998
-----------------------------------
(Robert P. Caren)


                                       Director
-----------------------------------
(Dennis Horowitz)


/s/ John D. Lockton                     Director                                April 14, 1998
-----------------------------------
(John D. Lockton)


/s/ J. Robert Schrieffer                Director                                April 14, 1998
-----------------------------------
(J. Robert Schrieffer)

                        SUPERCONDUCTOR TECHNOLOGIES INC.
                       REGISTRATION STATEMENT ON FORM S-8

                                INDEX TO EXHIBITS


Exhibit
Number                        Description
-------                       -----------
 4.2          Amended and Restated 1988 Stock Option Plan.

 4.3          Form of 1988 Stock Option Agreement.

 4.4          1992 Director Option Plan.

 4.5          Form of Director Option Agreement.

 5.1 Opinion of Wilson, Sonsini, Goodrich & Rosati, P.C., as to legality of securities being registered.

23.1          Consent Price Waterhouse, Independent Auditors.

23.2          Consent of Counsel (contained in Exhibit 5.1).

24.1          Power of Attorney (see Page II-4).